Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

New York, February 3, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the fourth quarter and full year ended December 31, 2021.

$276.9 million quarterly revenues increased 18.8% (19.9% on a constant currency basis) compared to prior year period
$1.1 trillion average daily volume (“ADV”) for the quarter, an increase of 24.1% compared to prior year period; quarterly ADV records in U.S. government bonds, U.S. High Yield credit and swaps/swaptions ≥ 1-year; Tradeweb's share of fully electronic TRACE volume for U.S. High Grade and U.S. High Yield for the quarter increased by +331 bps and +334 bps respectively compared to prior year period
$60.0 million net income for the quarter decreased by 9.7% from prior year period due to higher tax expense, as state apportionment rate changes drove a reduction in deferred tax assets. $99.7 million adjusted net income increased by 23.9% from prior year period
50.6% adjusted EBITDA margin or $140.1 million adjusted EBITDA for the quarter, compared to 49.2% or $114.6 million respectively in prior year period
$0.23 diluted earnings per share (“Diluted EPS”) for the quarter and $0.42 adjusted diluted earnings per share for the quarter
$0.08 per share quarterly cash dividend declared; $12.0 million of shares repurchased in the fourth quarter

Lee Olesky, CEO of Tradeweb Markets:
"Tradeweb recorded its 22nd consecutive year of revenue growth in 2021 and surpassed $1 billion in annual revenues for the first time. We became the largest electronic trading platform for U.S. Treasuries, and as rates volatility increased we benefited from a global resurgence in swaps market activity on our platform. In credit, we continued to grow volume and market share, extending our industry leadership in electronic portfolio trading and reflecting strong client demand for both traditional RFQ and increased automation. We published our inaugural corporate sustainability report and continued to attract and develop world-class talent — reaffirming the strength of our culture during a time that tested each and every one of us. While increased adoption of electronic trading has been a long-term trend in recent years, we saw a clear acceleration of that trend during 2021. Looking ahead, we believe markets will continue to benefit from growth in electronic execution and digitized workflow."

SELECT FINANCIAL RESULTS	4Q21	4Q20	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	4Q21	4Q20	YoY
GAAP Financial Measures							Rates	Cash	$346	$328	5.4%
Total revenue	$276,883	$233,076	18.8%		19.9%			Derivatives	384	209	83.1%
Rates	$146,528	$121,699	20.4%		21.7%			Total	729	537	35.7%
Credit	$73,614	$59,255	24.2%		25.1%		Credit	Cash	9	8	6.2%
Equities	$18,361	$15,011	22.3%		25.4%			Derivatives	10	10	3.1%
Money Markets	$10,915	$10,382	5.1%		5.9%			Total	19	18	4.6%
Market Data	$21,648	$20,864	3.8%		3.5%		Equities	Cash	9	7	25.7%
Other	$5,817	$5,865	(0.8)%		(0.8)%			Derivatives	7	6	33.0%
Net Income	$60,005	$66,449	(9.7)%					Total	16	12	29.0%
Net Income attributable to Tradeweb Markets Inc. (2)	$48,890	$55,060	(11.2)%				Money Markets	Cash	351	330	6.2%
								Total	351	330	6.2%
Diluted EPS	$0.23	$0.28	(17.9)%					Total	$1,115	$898	24.1%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$140,088	$114,576	22.3%		23.1%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	50.6%	49.2%	144	bps	132	bps
Adjusted EBIT (1)	$128,217	$103,563	23.8%		24.8%
Adjusted EBIT margin (1)	46.3%	44.4%	187	bps	180	bps
Adjusted Net Income (1)	$99,689	$80,483	23.9%		24.8%
Adjusted Diluted EPS (1)	$0.42	$0.34	23.5%		20.6%

DISCUSSION OF RESULTS: FOURTH QUARTER 2021
Rates – Revenues of $146.5 million in the fourth quarter of 2021 increased 20.4% compared to prior year period (21.7% on a constant currency basis). Rates performance was led by record activity in swaps/swaptions ≥ 1-year and U.S. government bonds; the latter aided in part by the acquisition of NFI.

Credit – Revenues of $73.6 million in the fourth quarter of 2021 increased 24.2% compared to prior year period (25.1% on a constant currency basis). Credit performance was led by robust trading in U.S. credit, with record trading in U.S. High Yield, and supported by strong growth in European credit. Tradeweb's share of fully electronic TRACE volume for U.S. High Grade was 13.4% compared with 10.1% in the prior year period (+331 bps) and for U.S. High Yield was 7.3%, compared with 4.0% in the prior year period (+334 bps).

Equities – Revenues of $18.4 million in the fourth quarter of 2021 increased 22.3% compared to prior year period (25.4% on a constant currency basis). Equities performance reflected increased adoption of RFQ for electronic trading in ETFs globally.

Money Markets – Revenues of $10.9 million in the fourth quarter of 2021 increased 5.1% compared to prior year period (5.9% on a constant currency basis). Growth in Global Repo activity was supported by the continued addition of new clients and dealers on the platform and partially offset by lower revenue from certificates of deposit.

Market Data – Revenues of $21.6 million in the fourth quarter of 2021 increased 3.8% compared to prior year period (3.5% on a constant currency basis). The increase was derived from increased third party market data fees and revenue from our APA reporting service.

Other – Revenues of $5.8 million in the fourth quarter of 2021 decreased 0.8% compared to prior year period (decreased 0.8% on a constant currency basis).

Operating Expenses – Operating expenses of $185.7 million in the fourth quarter of 2021 increased 15.0% compared to $161.5 million in the prior year period. Adjusted expenses of $148.7 million increased 14.8% (16.0% on a constant currency basis) compared to the prior year period. Increases in both operating expenses and adjusted expenses were driven primarily by higher incentive compensation expenses tied to operating performance, as well as salaries and benefits resulting from increased employee headcount. Please see "Non-GAAP Financial Measures" below for additional information.
DISCUSSION OF RESULTS: FULL-YEAR 2021
Tradeweb recorded its 22nd consecutive year of record revenues in 2021, as total revenue increased 20.6% (19.3% on a constant currency basis) to $1.1 billion compared to full year 2020. Revenue was driven by average daily trading volume of more than $1 trillion and record activity in: U.S. and European government bonds; swaps/swaptions ≥ 1-year; swaps/swaptions ≤ 1-year; Rates Futures; U.S. High Grade and High Yield credit; European credit; Chinese bonds; U.S. and European ETFs; equity convertibles/swaps/options; and Repurchase Agreements. Net income increased 25.1% to $273.1 million for the year ended December 31, 2021, compared to $218.4 million for the year ended December 31, 2020. Adjusted EBITDA margin increased to 50.8% for the year ended December 31, 2021 compared to 48.9% for the year ended December 31, 2020, representing an increase of 192 bps (211 bps on a constant currency basis). Diluted EPS increased 23.9% to $1.09 for the year ended December 31, 2021. Adjusted Diluted EPS increased 24.4% to $1.63 for the year ended December 31, 2021.

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CAPITAL MANAGEMENT
•$972.0 million in cash and cash equivalents and an undrawn $500 million credit facility at December 31, 2021
•Capital expenditures and capitalization of software development in fourth quarter 2021 of $15.8 million and in full-year 2021 of $51.3 million
•Free cash flow for the year ended December 31, 2021 of $526.7 million, up 31.4% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•During the fourth quarter of 2021, as part of its Share Repurchase Program, Tradeweb purchased 144,155 shares of Class A common stock, at an average price of $83.24, for purchases totaling $12.0 million. For the full year 2021, Tradeweb purchased a total of 901,968 shares of Class A common stock, at an average price of $83.90, for annual purchases totaling $75.7 million. As of December 31, 2021, a total of $74.3 million remained available for repurchase pursuant to the Share Repurchase Program. In addition, $14.5 million in shares were withheld in the fourth quarter of 2021 and $71.0 million in shares were withheld in the full-year 2021 to satisfy tax obligations related to the exercise of stock options
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on March 15, 2022 to stockholders of record as of March 1, 2022
OTHER MATTERS
Full-Year 2022 Guidance*
•Adjusted Expenses: $620 - $655 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $62 - $68 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss fourth quarter and full-year 2021 results starting at 9:30 AM EST today, February 3, 2022. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 6480158. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$216,841	$177,835	$846,354	$681,588
Subscription fees	41,307	36,652	158,448	142,358
Refinitiv market data fees	16,116	16,240	61,161	59,706
Other	2,619	2,349	10,484	9,007
Total revenue	276,883	233,076	1,076,447	892,659

Expenses
Employee compensation and benefits	107,153	86,305	407,260	349,658
Depreciation and amortization	43,652	39,837	171,308	153,789
Technology and communications	13,941	13,103	56,189	47,500
General and administrative	10,344	10,302	32,153	34,822
Professional fees	7,188	7,967	36,181	28,875
Occupancy	3,424	3,982	14,528	14,660
Total expenses	185,702	161,496	717,619	629,304
Operating income	91,181	71,580	358,828	263,355
Tax receivable agreement liability adjustment	12,745	11,425	12,745	11,425
Net interest income (expense)	(411)	(380)	(1,590)	(316)
Income before taxes	103,515	82,625	369,983	274,464
Provision for income taxes	(43,510)	(16,176)	(96,875)	(56,074)
Net income	60,005	66,449	273,108	218,390
Less: Net income attributable to non-controlling interests	11,115	11,389	46,280	52,094
Net income attributable to Tradeweb Markets Inc.	$48,890	$55,060	$226,828	$166,296

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.24	$0.29	$1.13	$0.92
Diluted	$0.23	$0.28	$1.09	$0.88
Weighted average shares outstanding:
Basic	202,576,021	189,795,356	201,419,081	180,409,462
Diluted	208,282,322	197,745,297	207,254,840	188,223,032
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(dollars in thousands)
Net income	$60,005	$66,449	$273,108	$218,390
Acquisition transaction costs (1)	(113)	—	5,073	—
Net interest (income) expense	411	380	1,590	316
Depreciation and amortization	43,652	39,837	171,308	153,789
Stock-based compensation expense (2)	5,328	2,717	16,509	13,025
Provision for income taxes	43,510	16,176	96,875	56,074
Foreign exchange (gains) / losses (3)	40	442	(4,702)	6,279
Tax receivable agreement liability adjustment (4)	(12,745)	(11,425)	(12,745)	(11,425)
Adjusted EBITDA	$140,088	$114,576	$547,016	$436,448
Less: Depreciation and amortization	(43,652)	(39,837)	(171,308)	(153,789)
Add: D&A related to acquisitions and the Refinitiv Transaction(5)	31,781	28,824	124,580	110,187
Adjusted EBIT	$128,217	$103,563	$500,288	$392,846
Adjusted EBITDA margin (6)	50.6%	49.2%	50.8%	48.9%
Adjusted EBIT margin (6)	46.3%	44.4%	46.5%	44.0%
(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021, this adjustment also includes the non-cash Former CFO Accelerated Stock-Based Compensation Expense, and related payroll taxes, which totaled $1.7 million during the year ended December 31, 2021.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in thousands, except per share amounts)
Earnings per diluted share	$0.23	$0.28	$1.09	$0.88

Net income attributable to Tradeweb Markets Inc.	$48,890	$55,060	$226,828	$166,296
Net income attributable to non-controlling interests (1)	11,115	11,389	46,280	52,094
Net income	60,005	66,449	273,108	218,390
Provision for income taxes	43,510	16,176	96,875	56,074
Acquisition transaction costs (2)	(113)	—	5,073	—
D&A related to acquisitions and the Refinitiv Transaction (3)	31,781	28,824	124,580	110,187
Stock-based compensation expense (4)	5,328	2,717	16,509	13,025
Foreign exchange (gains) / losses (5)	40	442	(4,702)	6,279
Tax receivable agreement liability adjustment (6)	(12,745)	(11,425)	(12,745)	(11,425)
Adjusted Net Income before income taxes	127,806	103,183	498,698	392,530
Adjusted income taxes (7)	(28,117)	(22,700)	(109,713)	(86,357)
Adjusted Net Income	$99,689	$80,483	$388,985	$306,173
Adjusted Diluted EPS (8)	$0.42	$0.34	$1.63	$1.31
(1)For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. During the year ended December 31, 2021, Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(3)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021, this adjustment also includes the non-cash Former CFO Accelerated Stock-Based Compensation Expense, and related payroll taxes, which totaled $1.7 million during the year ended December 31, 2021.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
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(7)Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for the years ended December 31, 2021 and 2020 and 26.4% applied to Adjusted Net Income before income taxes for the year ended December 31, 2019. For pre-IPO periods, this adjustment assumes Tradeweb Markets LLC was subject to a corporate tax rate for the periods presented December 31, 2021 and 2020.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Diluted weighted average shares of Class A and Class B common stock outstanding	208,282,322	197,745,297	207,254,840	188,223,032
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (1)	30,529,403	38,176,219	30,699,577	45,828,289
Adjusted diluted weighted average shares outstanding	238,811,725	235,921,516	237,954,417	234,051,321
Adjusted Net Income (in thousands)	$99,689	$80,483	$388,985	$306,173
Adjusted Diluted EPS	$0.42	$0.34	$1.63	$1.31
(1)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in thousands)
Operating expenses	$185,702	$161,496	$717,619	$629,304
Acquisition transaction costs (1)	113	—	(5,073)	—
D&A related to acquisitions and Refinitiv Transaction (2)	(31,781)	(28,824)	(124,580)	(110,187)
Stock-based compensation expense (3)	(5,328)	(2,717)	(16,509)	(13,025)
Foreign exchange gains / (losses) (4)	(40)	(442)	4,702	(6,279)
Adjusted Expenses	$148,666	$129,513	$576,159	$499,813

(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021, this adjustment also includes the non-cash Former CFO Accelerated Stock-Based Compensation Expense, and related payroll taxes, which totaled $1.7 million during the year ended December 31, 2021.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Year Ended December 31, 2021
(in thousands)
Cash flow from operating activities	$578,021
Less: Capitalization of software development costs	(34,470)
Less: Purchases of furniture, equipment and leasehold improvements	(16,878)
Free Cash Flow	$526,673

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$48,890	$55,060	$226,828	$166,296

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	202,576,021	189,795,356	201,419,081	180,409,462
Dilutive effect of equity-settled PRSUs	2,270,263	2,776,023	2,067,558	2,472,801
Dilutive effect of options	3,064,477	4,924,119	3,473,549	5,179,109
Dilutive effect of RSUs	371,561	249,799	294,652	161,660
Weighted average shares of Class A and Class B common stock outstanding - Diluted	208,282,322	197,745,297	207,254,840	188,223,032

Earnings per share - Basic	$0.24	$0.29	$1.13	$0.92
Earnings per share - Diluted	$0.23	$0.28	$1.09	$0.88

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$88,090	$58,438	$69,045	$52,654	$338,395	$224,483	$270,826	$205,501
Credit	66,915	6,699	53,205	6,050	266,367	26,070	189,789	22,765
Equities	15,752	2,609	12,202	2,809	60,579	10,497	51,536	10,173
Money Markets	6,731	4,184	6,336	4,046	27,884	16,410	26,308	16,312
Market Data	—	21,648	—	20,864	—	82,142	—	76,521
Other	—	5,817	—	5,865	—	23,620	—	22,928
Total revenue	$177,488	$99,395	$140,788	$92,288	$693,225	$383,222	$538,459	$354,200

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended December 31,		YoY
	2021	2020	% Change
Rates	$1.93	$2.05	(5.8)%
Cash Rates	$1.98	$1.82	8.5%
Rates Derivatives	$1.89	$2.42	(21.9)%
Swaps / Swaptions Tenor (greater than 1 year)	$3.49	$3.47	0.5%
Other Rates Derivatives (1)	$0.14	$0.17	(19.7)%

Credit	$57.02	$47.52	20.0%
Cash Credit (2)	$149.49	$129.27	15.6%
Credit Derivatives and U.S. Cash “EP”	$8.08	$7.55	7.0%

Equities	$15.40	$15.38	0.1%
Cash Equities	$23.84	$22.39	6.5%
Equity Derivatives	$5.62	$6.79	(17.2)%

Money Markets (Cash)	$0.31	$0.31	(0.8)%

Total Fees per Million	$2.55	$2.51	1.4%
Total Fees per Million excluding Other Rates Derivatives (3)	$3.02	$2.70	11.9%
(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The “cash credit” category represents the “credit” asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2021 Q4		2020 Q4		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$345,517	$21,489,844	$327,865	$20,382,030	5.38%
	U.S. Government Bonds	135,027	8,371,666	91,733	5,687,470	47.19%
	European Government Bonds	30,999	1,983,966	24,942	1,596,300	24.29%
	Mortgages	175,504	10,881,258	207,291	12,852,011	(15.33)%
	Other Government Bonds	3,987	252,953	3,899	246,248	2.25%
	Derivatives	383,514	24,138,900	209,442	13,220,482	83.11%
	Swaps/Swaptions ≥ 1Y	200,495	12,639,759	142,921	9,001,633	40.28%
	Swaps/Swaptions < 1Y	182,152	11,445,372	65,988	4,185,769	176.04%
	Futures	867	53,769	534	33,080	62.54%
	Total	729,031	45,628,744	537,308	33,602,512	35.68%
Credit	Cash	8,846	550,610	8,328	516,514	6.21%
	U.S. High Grade	4,855	300,979	4,393	272,335	10.52%
	U.S. High Yield	978	60,666	604	37,455	61.97%
	European Credit	1,597	102,180	1,541	98,623	3.61%
	Municipal Bonds	183	11,374	199	12,350	(7.90)%
	Chinese Bonds	1,141	69,587	1,501	90,057	(24.00)%
	Other Credit Bonds	92	5,824	91	5,695	1.56%
	Derivatives	9,886	623,015	9,587	603,015	3.12%
	Swaps	9,886	623,015	9,587	603,015	3.12%
	Total	18,732	1,173,625	17,915	1,119,529	4.56%
Equities	Cash	8,577	548,912	6,826	436,848	25.65%
	U.S. ETFs	6,136	392,673	4,656	297,966	31.78%
	Europe ETFs	2,441	156,239	2,170	138,882	12.50%
	Derivatives	7,407	474,029	5,568	356,342	33.03%
	Options/Convertibles/Swaps	3,455	221,114	2,639	168,879	30.93%
	Futures	3,952	252,915	2,929	187,463	34.91%
	Total	15,983	1,022,941	12,394	793,190	28.97%
Money Markets	Cash	350,803	21,888,973	330,296	20,615,266	6.21%
	Repurchase Agreements (Repo)	336,820	21,021,413	319,216	19,927,191	5.51%
	Other Money Markets	13,984	867,560	11,080	688,075	26.21%
	Total	350,803	21,888,973	330,296	20,615,266	6.21%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,114,550	$69,714,282	$897,913	$56,130,497	24.13%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2022 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

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